Exhibit 5.2

McGuireWoods LLP Letterhead

July 2, 2020

SeaWorld Entertainment, Inc.

6240 Sea Harbor Drive

Orlando, Florida 32821

SeaWorld Entertainment, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to each of the guarantors organized under the laws of the State of Florida and identified on Schedule I attached hereto (the “Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), and the Company’s subsidiaries that are co-registrants on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, stock purchase contracts, stock purchase units, and subscription rights described in the Registration Statement (collectively, the “Securities”).  This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.  Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indenture (as defined below).

The Securities are described in the Registration Statement.  We understand that the debt securities described in the Registration Statement (the “Debt Securities”) (i) will be issued pursuant to an indenture proposed to be entered into between the Company and a financial institution to be named therein, as trustee, the form of which is filed as an exhibit to the Registration Statement (the “Base Indenture”), and which may be supplemented from time to time by supplemental indentures (the “Supplemental Indentures”), to be entered into among the Company, the Guarantors and such trustee (the Base Indenture, as supplemented by the applicable Supplemental Indenture, the “Indenture”) and (ii) may be, as to the Company’s obligations thereunder, fully and unconditionally guaranteed (the “Guarantees”) pursuant to a Supplemental Indenture by any one or more of the Guarantors.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)	the Registration Statement;
(b)	the prospectus contained in the Registration Statement (the “Prospectus”); and
(c)	the form of the Base Indenture.

In addition we have examined and relied upon the following:

(i)a certificate from Harold J. Herman, Assistant Corporate Secretary of each of the Guarantors, certifying as to (A) true and correct copies of the Articles of Organization, as amended, and Limited Liability Company Operating Agreement, as amended, of each of the Guarantors and (B) the resolutions of the Sole Member of each Guarantor authorizing (1) the filing of the Registration Statement by the applicable Guarantor as co-registrant, and (2) the guarantee of the Debt Securities by such Guarantor, subject to (x) in the case of each issuance of Debt Securities which have been guaranteed by a Guarantor, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Sole Member of such Guarantor (the “Authorizing Resolutions”) with respect to the guarantee of such Debt Securities and (y) the other qualifications set forth therein;

(ii)with respect to each Guarantor, a certificate dated June 25, 2020 issued by the State of Florida Department of State, certifying that such Guarantor was organized under the laws of the State of Florida, has paid all fees due to the State of Florida Department of State through December 31, 2020 and that its status is active; and

(iii)originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the internal laws of the State of Florida.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)

Factual Matters.  To the extent that we have reviewed and relied upon (i) certificates of the Guarantors or authorized representatives thereof, (ii) representations of the Guarantors set forth in the Indenture (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)

Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c)

Signatures; Legal Capacity.  The signatures of individuals who have signed or will sign the Indenture are genuine. All individuals who have signed or will sign the Indenture have the legal capacity to execute such Indenture.

(d)

Form of Certain Documents.  Each Supplemental Indenture will be consistent with the form required by the Base Indenture.  Each other document or agreement, the form of which is filed as an exhibit to the Registration Statement and relates to the Indenture or the Guarantees, will be consistent with such form.

(e)

Registration; Trust Indenture Act.  The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indenture shall be qualified under the Trust Indenture Act of 1939, as amended.

(f)

No Mutual Mistake, Amendments, etc.  There has not been, and will not be, as of the date the Indenture or any Supplemental Indenture is executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus.  There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Indenture except for, in the case of the terms of the Base Indenture, the Supplemental Indentures.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.Organizational Status.  Each of the Guarantors is a validly existing limited liability company under the laws of the State of Florida.

2.Power and Authority.  Each of the Guarantors has the limited liability company power and authority under the laws of the State of Florida to issue the Guarantees.

3.Debt Securities.  With respect to any Guarantees of the Debt Securities to be issued by the Guarantors, when (a) authorizing resolutions with respect to such Debt Securities have been adopted by the Company (the “Company Authorizing Resolutions”), (b) Authorizing Resolutions with respect to such Guarantees have been adopted by any Guarantors, (c) the terms of such Debt Securities and Guarantees and for their issuance and sale have been established in conformity with such Company Authorizing Resolutions, the Guarantors’ Authorizing Resolutions and the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon any of the Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over any of the Guarantors, (d) the Indenture (including the applicable Supplemental Indenture(s)) relating to the Debt Securities and the related Guarantees have been duly executed and delivered by the Company, the Guarantors and the trustee, (e) such Debt Securities and Guarantees have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (f) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (g) any shares of Common Stock or other Securities issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance, and (h) such Debt Securities, including the related Guarantees, have been authenticated in accordance with the provisions of the Indenture, such Guarantees will be duly authorized by all necessary limited liability company action by the Guarantors.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a)Certain Laws.  The following laws, and regulations promulgated thereunder, and the effect of such laws and regulations on the opinions expressed herein:  Federal laws; and Blue Sky laws.

(b)Enforceability of Documents.  The validity, binding effect or enforceability of the Indenture, any Supplemental Indenture or the Guarantees.

Qualifications and Limitations Applicable to Our Opinions

Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter.  Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change.  We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement.  Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.  We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.  Simpson Thacher & Bartlett LLP is authorized to rely upon this opinion letter in connection with the opinion to be delivered by that firm with respect to the registration of the Securities.

Very truly yours,

/s/ McGuireWoods LLP

Schedule I

Guarantors

Name of Guarantor	Jurisdiction of Organization

SWBG Orlando Corporate Operations Group, LLC	Florida, USA
SEA Holdings I, LLC	Florida, USA
Sea World of Florida LLC	Florida, USA